UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2014

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Cash Incentive Plan

On February 11, 2014, the Compensation Committee of the Board of Directors of Hardinge Inc. (“Hardinge” or the “Company”), approved payments to the Company’s executive officers under the Hardinge Inc. Cash Incentive Plan based, in part, on the Company’s performance during the year ended December 31, 2013 against previously determined goals for 2013 (the “2013 Plan”).

The performance goals and other details for the 2013 Plan were previously summarized in the Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission on February 19, 2013.  Set forth below are the payments to be made to the executive officers under the 2013 Plan:

Executive Officer	Payments to be Made Pursuant to the 2013 Plan

Richard L. Simons, Chairman of the Board, President and Chief Executive Officer	$237,781

James P. Langa, Senior Vice President — Asian Operations	$105,588

Edward J. Gaio, Vice President — Business Development	$95,776

Douglas C. Tifft, Senior Vice President — Administration	$62,000

Douglas J. Malone*, Vice President and Chief Financial Officer	$44,332

* As reflected in the Current Report on Form 8-K that was filed by the Company on December 12, 2013, the Company appointed Mr. Malone to serve as Vice President and Chief Financial Officer, effective as of December 11, 2013.  Prior to that appointment, Mr. Malone served as the Company’s Corporate Controller and, although Mr. Malone was a participant in the 2013 Plan, he did not serve as one of the officers of the Company identified in Item 5.02(e) of Form 8-K as of the time of that the terms for the 2013 Plan were adopted by the Company’s Board of Directors.  In light of the foregoing and in order to provide disclosure relative to Mr. Malone that is similar to the disclosure previously provided with respect to those officers of the Company that met the criteria set forth in Item 5.02(e) of Form 8-K as of the time that the terms for the 2013 Plan were adopted by the Company’s Board of Directors, it is noted that Mr. Malone’s target award under the 2013 Plan (expressed as a percentage of Mr. Malone’s annual base salary) was 30 percent.

2014 Cash Incentive Plan

On February 11, 2014, the independent members of the Board of Directors of Hardinge, accepting the recommendations of the Compensation Committee, adopted terms for 2014 incentive compensation (payable in 2015) for the Company’s executive officers under the Hardinge Inc. Cash Incentive Plan (the “2014 Plan”).  The 2014 Plan provides incentive bonuses payable in cash to the Company’s executive officers based, in part, on the Company’s performance against specified financial performance goals.  The Compensation Committee approves payments, if any, after the end of the year.

Target awards for each executive officer in the 2014 Plan are expressed as a percentage of the executive officer’s annual base salary.  The 2014 target awards are as follows:

Executive Officer	Percentage of Base Salary

Richard L. Simons, Chairman of the Board, President and Chief Executive Officer	70%

Douglas J. Malone, Vice President and Chief Financial Officer	50%

James P. Langa, Senior Vice President — Asian Operations	50%

Edward J. Gaio, Vice President — Business Development	40%

Douglas C. Tifft, Senior Vice President — Administration	40%

As set by the Compensation Committee and adopted by the independent members of the Board of Directors, performance goals under the 2014 Plan include a threshold, target and maximum for the Company’s (i) earnings before interest, taxes, depreciation and amortization (EBITDA) (the “EBITDA Goal”) and (ii) managed working capital (expressed as a percentage of annualized sales) (the “Managed Working Capital Goal”).

Each executive officer is eligible to earn the percentages of the target award referenced in the table below based on the performance (i.e., if the threshold level is achieved, if the target level is achieved or if the maximum level is achieved) with respect to the EBITDA Goal and Managed Working Capital Goal:

% of Target Award Paid

	EBITDA Goal	Managed Working Capital Goal
Performance Result
Threshold	12.5%	6.25%
Target	50.0%	25.0%
Maximum	100.0%	50.0%

In addition, the Compensation Committee retains full discretion to award or withhold incentive compensation in an amount up to 25% of an executive officer’s target award, regardless of the Company’s performance against the performance goals, and full discretion to reduce, but not increase, any award otherwise determined by the Company’s performance against the performance goals.

Base Salary Adjustments

On February 11, 2014, Hardinge’s Board of Directors, based on the recommendations of the Compensation Committee and an external consultant, increased the annual base salaries of Messrs. Simons, Langa and Tifft by $33,750, $20,000 and $3,800, respectively. As a result of the increases, effective as of February 1, 2014, Mr. Simons’ annual base salary is $450,000, Mr. Langa’s annual base salary is $280,000 and Mr. Tifft’s annual base salary is $199,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: February 18, 2014	By:	/s/ Douglas J. Malone

Douglas J. Malone
Vice President and Chief Financial Officer